EXHIBIT  10.2

                                ESCROW AGREEMENT


         This Agreement made and entered into effective the 28th day of May, 2008, by and among Infinity Capital Group, Inc. ("Purchaser"), Kingsley Capital Inc., J View III, LLC, J View II Limited Partnership ("Sellers"), NPI08, Inc. ("NPI") and Michael A. Littman ("Escrow Agent"), Attorney at Law, having offices at 7609 Ralston Road, Arvada, Colorado 80002.


                                    RECITALS

         Purchaser has entered into a Purchase Agreement ("Agreement") with Sellers, requiring a payment of a purchase price of $122,000 in cash to be placed in escrow at Bank of the West and 40,000 shares of Infinity Capital Group, Inc. to be held by Escrow Agent to purchase 82,811,680 pre reverse split shares of NPI's common stock (shares) from Seller and 5,375,843 post reverse split shares of NPI for $3,000 from NPI. Seller will deposit a certificate for the shares duly signed and medallion guaranteed, with Escrow Agent against delivery of the purchase price by Purchaser in escrow for transmittal to Sellers. Further, Purchaser will deposit $25,000 and 62,500 common shares of Infinity Capital Group, Inc. in escrow to pay legal fees and accrued liabilities of NPI to Escrow Agent, subject to closing.

         NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, Parties agree as follows:

         Michael A. Littman, Attorney at Law, is appointed as Escrow Agent by the Seller and is instructed to collect funds in escrow in an Escrow Account at Bank of the West pursuant to the Agreement, and receive the shares being purchased from Seller. Escrow Agent shall hold funds, shares, and other items and deliver items and disburse sale proceeds to Seller from the account and deliver shares to Purchaser. Additional Escrow Agent provisions are included in Addendum A and made a part of this Escrow Agreement by this reference.

         The terms and provisions of this Escrow Agreement shall supersede and control over any and all conflicting terms and provisions in any other agreement between the Parties whether or not such other agreement precedes or succeeds this Escrow Agreement. Under no circumstances is the depository bank, Bank of the West, to be responsible for any performance under this escrow agreement or the Agreement, except to accept and hold the deposits in accordance with Federal laws.

         The Parties warrant and represent that the making and performance of this Escrow Agreement are within their legal powers and have been duly authorized by all necessary corporate action and that the undersigned corporate officer is authorized legally to bind the corporation.

         In the event that the funds required by the Agreement have not been deposited in escrow by Purchaser on or before June 18, 2008, or the other items required by the Agreement have not been furnished or performed, then this escrow shall terminate and Escrow Agent shall return any deposited items to the depositor.

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         Any interest that accrues in the Escrow  Account shall be used first to pay costs of escrow, disbursements, and any balance shall be remitted to Sellers.

         Upon satisfaction of all conditions precedent to closing as set forth in Article VI of the Share Purchase Agreement, and delivery of the purchase price, in escrow, by Purchaser, Escrow Agent shall deliver the funds by cashiers check to Sellers in the amounts specified in the Share Purchase Agreement between Sellers, Purchaser and NPI, and deliver the certificate purchased to Purchaser by Federal Express, and disburse the other escrowed items under the Share Purchase Agreement.


         IN WITNESS WHEREOF, the Parties have executed this Escrow Agreement as of the day and date first above written.

SELLERS:                                    PURCHASER:

KINGSLEY CAPITAL, INC.                      INFINITY CAPITAL GROUP, INC.

By: /s/Janice A. Jones                      By: /s/Gregory H. Laborde
Name: Janice A. Jones                       Name: Gregory H. Laborde
Its: President                              Its: President


J VIEW II, LIMITED PARTNERSHIP

By: /s/Janice A. Jones
Name: Janice A. Jones
Its: Manager


J VIEW III, LLC                             NPI08, INC.

By: /s/Janice A. Jones                      By: Janice A. Jones
Name: Jancie A. Jones                       Name: Janice A. Jones
Its: Manager                                Its: President


MICHAEL A. LITTMAN, ATTORNEY AT LAW
7609 Ralston Road
Arvada, CO 80002

         M.A. Littman executes this Escrow Agreement solely for the purpose of accepting the charge herein that he acts as Escrow Agent and provides the escrow services described above.

MICHAEL A. LITTMAN, ATTORNEY AT LAW

/s/Michael A. Littman
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                                      -2-

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                                   ADDENDUM A

         The Escrow Agent, in its action pursuant to this Agreement, shall be fully protected in every reasonable exercise of its discretion and shall have no obligations hereunder either to the Parties or to any other party, except as expressly set forth herein.

         In performing any of its duties hereunder, the Escrow Agent shall not incur any liability to anyone for any damages, losses, or expenses, except for willful default or negligence, and it shall, accordingly, not incur any such liability with respect to: (i) any action taken or omitted in good faith upon advice of its counsel given with respect to any questions relating to the duties and responsibilities of the Escrow Agent under this Agreement, or (ii) any action taken or omitted in reliance upon any instrument, including the written advices provided for herein, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Agreement.

         The Parties hereby agree to indemnify and hold harmless the Escrow Agent and commercial Federal Bank against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and counsel foes and disbursements, that may be imposed upon the Escrow Agent or incurred by the Escrow Agent in connection with its acceptance as Escrow Agent hereunder, or the performance of its duties hereunder, including any litigation or arbitration arising from this Agreement or involving the subject matter hereof.

         If at any time a dispute shall exist as to the duties of the Escrow Agent and the terms hereof, the Escrow Agent may, in its discretion, deposit said funds with the Clerk of the District Court for the City and County of Denver, State of Colorado, and may interplead the parties hereto as to the rights, if any, in such funds. Upon so depositing such funds and filing its complaint in interpleader, the Escrow Agent shall be completely discharged and released from all further liability or responsibility under the terms hereof.

Sellers Initials:
         JAJ               for Kingsley Capital, Inc.
         JAJ               for J View II Limited Partnership
         JAJ               for J View III LLC
Purchaser Initials:
         GHL               for Infinity Capital Group, Inc.
Escrow Agent Initials:
         MAL               Michael A. Littman